SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 28, 2000


                          POTOMAC ENERGY CORPORATION
           (Exact name of registrant as specified in its charter)


Oklahoma                             000-09474             73-1088064
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
of incorporation)                                         Identification No.)


                               3168 Bel Air Dr.
                           Las Vegas, Nevada 89109
                (Address of principal executive offices)

                                    89109
                                  (Zip Code)


     Registrant's telephone number, including area code:  (702) 792-8404

Item 1.  Merger -Acquisition.

     On August 8, 2000 a certificate of merger was filed with the Oklahoma Secretary of State merging Gayland Coal, Inc., a Utah corporation ("Gayland"), into Potomac Energy Corporation, an Oklahoma corporation (Acquisition Corporation) and became a wholly owned subsidiary of Potomac Energy Corporation. Potomac was the surviving constituent corporation (the
Merger-Acquisition).   The Acquisition was completed in accordance with the
Agreement and Plan of Reorganization and between Potomac Energy Corporation and Gayland Coal, Inc. dated July 28, 2000 (the Merger Agreement). The parties desire the transaction to qualify as a tax-free reorganization under
Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended. Pursuant to the Merger Agreement, (i) Potomac Energy Corporation (the Company) agreed to issue and deliver 14,499,000 shares of the Company=s common stock to the shareholders of Gayland.


     As a result of the Merger-Acquisition, the Company's principal offices will be relocated as of July 1, 2000 to 3168 Bel Air Drive, Las Vegas, NV 89109 and the telephone number is 702-792-9112.

     The following table presents certain information as to the beneficial ownership of the Company=s common stock as adjusted to give effect to the Merger-Acquisition of (i) each person that beneficially owns more than five (5%) percent thereof, (ii) each one of the Company=s executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors.



Name and address of Beneficial Owner     Shares         Percentage of
-------------------------------------    Beneficially   Beneficially
                                         Owned          Owned Shares
                                         -------------  ---------------

Sun Star Holdings, Inc. (1)
  3168 Bel Air Drive
  Las Vegas, Nevada 89109 ................ 19,992,465     60.17%

Theolene D. Moon (1)
  3168 Bel Air Drive
  Las Vegas, Nevada 89109..................19,992,465     60.17%

Carl W. Swan (2)..............................258,973      0.78%

Fred W. Young (3)...................................0        *

Tim Shelby (4)......................................0        *

Joseph Michaud (6).............................22,532      0.07%

Charles Kim (7).....................................0        *

Patrick Mc Carrick (8)..............................0        *

Executive Officers and Directors
    as a Group (Seven persons)(8).............281,505       .85%

*     Less than 1%.

(1) The shares beneficially owned and the percentage include 19,992,465 shares owned by SunStar Holdings, Inc., a Nevada corporation wholly owned by Theolene D. Moon.
(2) The shares beneficially owned and the percentage includes 80,000 shares owned by Nona Swan, wife of Carl W. Swan, the Chairman of the Board of the Company.
(3) Fred W. Young is the President, Chief Executive Officer, Treasurer and Director of the Company.
(4)     Tim Shelby is a Director for the Company.
(5)     Joseph Michaud is a Director for the Company.
(6)     Charles Kim is a Director for the Company.
(7)     Patrick McCarrick is a Director for the Company.
(8) The shares beneficially owned and the percentage include the shares beneficially owned by Messrs Swan, Young, Shelby, Michaud, Kim and McCarrick, the Company=s officers and Directors.

Prior to the Acquisition and Merger, Alvaro Cyzedo was a director of the company.


Background of Company Executive Officers and Directors:


The following is a brief description of the business background of the executive officers and Directors of the Company:

     Carl W. Swan is Chairman of the Board of Directors of the Company. Mr. Swan has been actively involved in all facets of the oil and gas industry since 1951. He co-founded and served as President and Chief Executive Officer and a Director of Basin Petroleum Corporation, which was a publicly held company that merged into Reserve Oil and Gas Corporation in 1976. Since 1976, Mr. Swan has operated Swan Petroleum Corporation, a privately held oil and gas exploration company involved in oil and gas drilling, exploration and refining. Mr. Swan has extensive oil and gas drilling and production
experience in several foreign countries.   Mr. Swan is a graduate of the
University of New Mexico.

     Fred Young is President and Chief Executive Officer, and Treasure of the Company. Mr. Young is a retired banker of 35 years and has significant experience in Senior Management. He has served as president, CEO, and director of banks, financial institutions and privately held companies. Additionally, he has extensive consulting experience in Europe and the United States.

     Tim Shelby is Director of the Company. Mr. Shelby is currently President and Chief Executive Officer of Paso Robles Tank, Inc., a private California corporation. Mr. Shelby has founded several construction companies in California including San Luis Piping Construction Co., Inc., West coast Industrial Coatings, Inc., West Coast Tank, Piping and Construction Co., Inc. and continues to operates those business in Southern California. Mr. Shelby is a member of American Petroleum Institute, the American Water Works Association and Paso Robles Vintners & Growers Association. Mr. Shelby is a graduated of Fresno State University with a Bachelors of Science degree in business.

     Joseph Edward Michaud is a Director of the Company and an independent analyst of oil and gas properties and an investor in exploratory and development prospects. Mr. Michaud has in excess of 40 years experience in the oil and gas business, including extensive training as a petroleum engineer while employed by James A. Lewis Engineering, a leading consulting firm in reservoir analysis and property appraisals in the United States and Canada.

     Charles Kim is a Director for the Company. Mr. Kim has been and continues to be an active leader in the Asian-American Community in Southern California. Mr. Kim is a naturalized U.S. citizen organically from Korea. In Korea, Mr. Kim served with the BLUE HOUSE. Mr. Kim is President of Sunny Investment Management Company and Founder of E & H Technology, Inc. a U.S. corporation focused on doing business in Korea.

     Patrick McCarrick is a Director for the Company. He Co-founded Absolute Internet Marketing in 1997 and has served as CIO since inception. Prior to Absolute Internet, he was QA Coordinator for Memorial Sloan Kettering Cancer Center MSKCC Dept Of Radiology NYC, where he was in charge of a LAN system and Transcription QA Database Development. Prior to Moving to NYC from Ireland In 1993, Mr. Mc Carrick was a programmer for Abbott Pharmaceuticals (Ross Laborites (NYSE: ABT) head office In Ireland, where he developed Abbots First RPG Guy Based Debuggers with a team of programmers from Abbott Plants World Wide. Mr. Mc Carrick has been one of the early visionaries behind Ivenue.com, a web based E-commerce solution for the SOHO (Small Office, Home Office) market. He co wrote the original business plan and programmed several of the modules behind the system. He later took on the role of creative direction, helping guide the Ivenue project to where it is today. Mr. Mc Carrick has extensive Internet experience, both in programming and business operations. Having designed both large and small Web Based Applications since 1993. Mr. Mc Carrick holds a BS (Hons) IT degree from the University of Glamorgan, Wales, UK.

Background of Non- Officer, Non-Director Control Persons:

The following is a brief description of the business background of individuals who are neither officers nor directors, but thorough their affiliation as shareholder act as Anon-titled control persons@ as defined by the 1934 securities act:

     Theolene D. Moon, age 71, is the sole shareholder of SunStar Holding, Inc. the single largest shareholder of the Company. Mrs. Moon has been President of Birmingham Terminal (a "REIT") for over 20 years and was involved in the day-to-day operations of the business. The Trust manages over 40 properties in Real Estate investments in Alabama, California, Utah and Nevada, leasing, buying, selling and managing investments. Mrs. Moon is also the single largest shareholder of World Wide E-Commerce, a Nevada public corporation (NASDAQ: WEWC.OB).


Item 2.  Acquisition or Disposition of Assets

     On July 28th, 2000, Gayland Coal, Inc., a Utah Corporation. (Gayland) merged into Potomac Energy Corporation, an Oklahoma corporation (Acquisition Corp.). The Merger-Acquisition was completed in accordance with the Agreement and Plan of Merger dated July 28, 2000 (the Merger Agreement). The Company and Gayland are development stage enterprises. Gayland is the owner of 120 MW Electrical Generating Plant and is interested in developing and installing electric generating facility in Northern Nevada or Central Oklahoma. The Project will supply reliable and more efficient electrical energy. Most of today's existing electrical generating plants are about 30% efficient and require a higher level of maintenance. This installation will be at or more than 50% (a 66% improvement). A typical installation would consist of a combustion turbine, a generator, and ductwork to connect the turbine exhaust to heat recovery boiler to produce additional electricity by using the steam from the heat recovery boiler.

     Pursuant to the Merger Agreement, the Company issued and deliver 14,499,000 shares of the Company=s common stock to the shareholders of Gayland. The shares of common stock to be issued in connection with the Merger-Acquisition will be issued without registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and applicable state securities acts.

     The Company, through its subsidiary Gayland intends to complete the Project by utilizing the existing Steam Plant and equipment and material for the Project. In addition, the Company intends to divest its other energy based assets including its 25% working interest in the Rosa Blanca and Montecristo Association Contracts with Seven Seas Petroleum, Inc., (AMEX: SEV) as well as its net 9% working interest in the Thomas Oil Refinery owned and operated by Dolphin Industries, Inc., an Oklahoma corporation. From the sale of its assets, the Company hopes to be able to invest in emerging growth companies which will ultimately benefit all shareholders. There is no assurance that the Company will be able to sell its assets or to invest in emerging growth companies or, if successful, generate any revenue from the investment in such companies. As a result of the Merger-Acquisition, the Company's principal offices will be relocated as of July 1, 2000 to 3168 Bel Air Drive, Las Vegas, NV 89109 and the telephone number is 702-792-8404.


Item 7.  Financial Statements and Exhibits.

(a) Financial Statements and Exhibits.

     As of the date of this filing with the Commission, it is impracticable to provide the required financial statements and pro forma financial information related to the acquisition of Gayland by the Company, and there are no financial statements available for filing. It is anticipated that the financial statements and pro forma financial information will be filed with the Commission within approximately 60 days of this filing or as soon as practicable, but not later than October 13, 2000 (60 days after the date on which this report must be filed with the Commission).


(b) Pro Forma Financial Information.

     The pro forma financial information related to the acquisition of Gayland by the Company will be filed with the Commission at such time that the financial statements are filed. See "(a) Financial Statements and Exhibits," above.

(c) Exhibits.

     1.1 Agreement and Plan of Merger, amongst Registrant, Gayland Coal, Inc. and Potomac Energy Corporation, Fred Young, Winfield Moon, Jr. dated July 28, 2000.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Potomac Energy.
                                                 (Registrant)


Dated: 8/11/00                                    /s/ Fred W. Young
                                                  -------------------------
                                                  Fred W. Young
                                                  President and Chief
                                                  Executive Officer